   As filed with the Securities and Exchange Commission on October 6, 1997


                                                     Registration No. 333-33949
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------
                                Pre-Effective
                               Amendment No. 1
                                      To

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             RENAL CARE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                       62-1622383
  (State or Other Jurisdiction                        (I.R.S. Employer
 of Incorporation or Organization)                   Identification Number)


                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500
                   (Address, Including Zip Code, and Telephone
                  Number, Including Area Code, of Registrant's
                          Principal Executive Offices)

                                  RONALD HINDS
                EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                         2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                (615) 345-5500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                              --------------------

      The Commission is requested to send copies of all communications to:

                                Steven L. Pottle, Esq.
                                  Alston & Bird
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                                 (404) 881-7000
                              --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.   [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _______________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             --------------------

                       CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                               Proposed            Proposed
                                                               Maximum              Maximum
         Title of Securities            Amount to be        Offering Price         Aggregate              Amount of
           to be Registered             Registered            Per Share          Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value  . . . . . . . . . . .     97,595(1)         $35.25(2)           $3,440,224(2)         $ 1,043

Common Stock
$.01 par value . . . . . . . . .  . .   304,500(3)          $32.50(4)           $9,896,250(4)         $ 2,999(5)
=========================================================================================================================


(1) This Pre-Effective Amendment No. 1 to the Registration Statement includes 97,595 additional shares being registered for resale by certain Selling Stockholders included in the Prospectus forming a part hereof, and pursuant to Rule 457(a) the registration fee paid herewith has been calculated solely on such additional shares for which a fee was not previously paid.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The average of the high and low prices reported on the Nasdaq National Market System ("Nasdaq Stock Market") was $35.25 on October 3, 1997.

(3) The Registration Statement being amended hereby initially included 304,500 shares, for which a registration fee has been previously paid.

(4) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The average of the high and low prices reported on the Nasdaq Stock Market on August 13, 1997 was $32.50.

(5)  Previously paid.


                             --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                                402,095 Shares
                             RENAL CARE GROUP, INC.
                                  COMMON STOCK

         This prospectus relates to 402,095 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Renal Care Group, Inc., a Delaware corporation ("RCG" or the "Company"). All of these Shares are being offered for sale by the holders of the Common Stock named herein under the heading "Selling Shareholders" (the "Selling Shareholders"). The Selling Shareholders received the Shares in connection with the Company's acquisition of Bay Area Nephrologists, P.A. and Dialysis Management Corporation effective June 1, 1997.

         The shares of Common Stock of the Company are listed on the Nasdaq National Market System ("Nasdaq") under the symbol "RCGI". On October 3,
1997, the last sales price for the shares of Common Stock as reported by Nasdaq was $34.50 per share.


         All or a portion of the Shares may be offered by the Selling Shareholders from time to time (i) in transactions (which may include block transactions) on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then traded, (ii) in negotiated transactions, or
(iii) by a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers or through underwriters, agents or broker-dealers, and any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such underwriters, agents or broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular underwriter, agent or broker-dealer might be in excess of customary compensation). To the extent required, the specific Common Stock to be sold, the respective purchase prices and public offering prices, names of such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Selling Shareholders" and "Plan of Distribution." None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. By agreement, the Company will pay the expenses of this registration. The Selling Shareholders will bear all underwriting discounts and commissions and transfer taxes, if any. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The Selling Shareholders and any broker-dealer, agents or underwriters that participate with the Selling Shareholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act. See "Selling Shareholders" and "Plan of Distribution."

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



                THE DATE OF THIS PROSPECTUS IS OCTOBER ___, 1997

                              AVAILABLE INFORMATION

         Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the Exhibits relating thereto filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

          The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files, reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the offices of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains such materials at http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market under the symbol "RCGI," and such reports, proxy and information statements and other information concerning the Company are available for inspection at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission by the Company (File No. 0-27640) are hereby incorporated by reference into this Prospectus:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and Amendment No. 1 thereto on Form 10K/A dated April 30, 1997;

          (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

          (3) The Company's Current Report on Form 8-K dated March 27, 1997, and Amendment No. 1 thereto on Form 8-K/A dated June 10, 1997;

          (4)     The Company's Current Report on Form 8-K dated May 2, 1997;


          (5) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997; and

          (6) The description of the Company's Common Stock is set forth in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in the Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ronald Hinds, Renal Care Group, Inc., 2100 West End Avenue, Suite 800, Nashville, Tennessee 37203, telephone number (615) 345-5500.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO RESULTS OF OPERATIONS AND BUSINESSES OF THE COMPANY. SUCH FORWARD-LOOKING STATEMENTS MAY INVOLVE UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS AND PERFORMANCE OF THE COMPANY TO BE MATERIALLY DIFFERENCE FROM FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. CAUTIONARY STATEMENTS REGARDING THE RISKS ASSOCIATED WITH SUCH FORWARD-LOOKING STATEMENTS, INCLUDE, WITHOUT LIMITATION, THOSE STATEMENTS INCLUDED UNDER "RISK FACTORS." INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO

PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

         ALL WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOREGOING CAUTIONARY STATEMENT.
                            ---------------------


         IN CONNECTION WITH THIS OFFERING, ANY BROKERS OR DEALERS THAT MAY PARTICIPATE IN THE OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ STOCK MARKET'S NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   THE COMPANY

         RCG is a specialized provider of nephrology services that was founded in June 1995 to focus on the provision of care to patients with kidney disease, including patients suffering from chronic kidney failure also known as end-stage renal disease ("ESRD"). As of June 30, 1997, the Company provides dialysis and ancillary services to approximately 6,800 patients through 104 owned dialysis centers in 15 states. In addition to its outpatient dialysis center operations, RCG provides acute dialysis services through contractual relationships with 58 hospitals and physician practice management services to 39 of the 101 nephrologists who are affiliated with the Company's outpatient dialysis centers.

         The Company's address is 2100 West End Avenue, Suite 800, Nashville, TN 37203, and its telephone number is (615) 345-5500.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing shares of Common Stock offered hereby.

LIMITED COMBINED OPERATING HISTORY

         RCG has conducted operations as a combined entity only since February 1996, upon the closing of its initial public offering. Since the initial public offering, the Company has made several additional acquisitions of entities that, in some cases, have been part of the Company's combined operations for only a few weeks or months. There can be no assurance that the Company will be able to integrate the dialysis centers, information systems and related operations of the entities acquired by it or to continue operating them profitably. Nor can there be any assurance that the Company's management group will be able to implement effectively the Company's operating and growth strategy while it is engaged in acquisition activity. Failure to integrate successfully the centers and other operations acquired by the Company or to implement effectively the Company's operating and growth strategy could have a material adverse impact on the Company's results of operations, financial condition and business.

DEPENDENCE ON GOVERNMENT REIMBURSEMENT

         RCG is reimbursed for dialysis services primarily at fixed rates established under the ESRD program administered by Health Care Financing Administration ("HCFA"). Under this program, once a patient becomes eligible for Medicare reimbursement, Medicare is responsible for payment of 80% of the composite rate determined by HCFA for dialysis treatments. Since 1972, qualified patients with ESRD have been entitled to Medicare benefits regardless of age or financial circumstances. The Company estimates that approximately 68% of its net revenue for the years ended December 31, 1994, 1995, and 1996 consisted of reimbursements from Medicare under the ESRD program, including revenue for the reimbursement of the administration of a bio-engineered hormone, erythropoietin ("EPO"), to treat anemia. Since 1983, Congressional actions have resulted in occasional changes in the Medicare composite reimbursement rate, and the Company is not able to predict whether future rate changes will be made. In August 1996, HCFA announced that an increase in the composite rate may be appropriate within the next few years. However, in making this announcement, HCFA also noted that any rate increase must be considered in the context of Medicare budgetary concerns. HCFA stated that it may recommend an update to the composite rate for fiscal year 1998. Legislation or regulations may be enacted in the future that may significantly modify the ESRD program or otherwise affect the amount paid for the Company's services. Any such action could have a material adverse effect on the Company's results of operations, financial condition and business. Furthermore, increases in operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in prescribed rates, may have a material adverse effect on the Company's earnings in the future. The Company is also unable to predict whether certain ancillary services, for which the Company currently is reimbursed separately, may in the future be included in the Medicare composite rate.

         Since June 1, 1989, the Medicare ESRD program has provided reimbursement for the administration of EPO to dialysis patients. EPO is beneficial in the treatment of anemia, a medical complication frequently experienced by dialysis patients. The Company believes that in excess of 80% of its patients receive EPO. Revenues from the administration of EPO (the substantial majority of which are reimbursed through Medicare and Medicaid programs) were approximately 18%, 17% and 19% of the net revenue of the Company for each of the years ended December 31, 1994, 1995, and, 1996, respectively. EPO reimbursement significantly affects the Company's earnings. Any reduction in reimbursement rates for EPO could have a material adverse effect on the Company's results of operations, financial condition and business. EPO is produced by a single manufacturer, and any interruption of supply or product cost increases could have a material adverse effect on the Company's business.

         All of the states in which the Company currently operates dialysis centers provide Medicaid (or comparable) benefits to qualified recipients to supplement their Medicare entitlement. The Company estimates that approximately 8%, 7% and 6% of the Company's net revenue for the years ended December 31, 1994, 1995, and 1996, respectively, were funded by Medicaid or comparable state programs. The Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, all of which may have the effect of decreasing program payments, increasing costs or modifying the way the Company operates its dialysis business.

DEPENDENCE ON OTHER SOURCES OF REIMBURSEMENT

         The Company estimates that approximately 18%, 20% and 21% of its net revenue for the years ended December 31, 1994, 1995, and 1996, respectively, were derived from sources other than Medicare and Medicaid. Substantially all of this revenue comes from private insurance for chronic dialysis treatments and payments from hospitals with which the Company has contracts for the provision of acute dialysis services. In general, private insurance reimbursement and payments for treatments performed at hospitals are at rates significantly higher than Medicare and Medicaid rates. The Company believes that if Medicare reimbursement for dialysis treatment is reduced in the future, these private payors may be required to assume a greater percentage of the costs of dialysis care and, as a result, may focus on reducing dialysis payments as their overall costs increase. In addition, the Company believes that health maintenance organizations ("HMOs") and other managed care providers may have a strong incentive to reduce further the costs of specialty care and may seek to reduce amounts paid for dialysis. The Company is unable to predict whether and to what extent changes in these private reimbursement rates may be made in the future. Any reduction in the rates paid by private insurers and hospitals or a significant change in the Company's payor mix toward additional Medicare or Medicaid reimbursement could have a material adverse effect on the Company's results of operations, financial condition and business. Similarly, increases in operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in private reimbursement rates, could have a material adverse effect on the Company's results of operations, financial condition and business.

RISKS ASSOCIATED WITH GROWTH STRATEGY

         The Company's strategy includes expanding its dialysis business through the acquisition and development of dialysis centers and the acquisition and management of nephrology practices. Competition for acquisitions in the dialysis industry has increased significantly in recent years and, as a result, the cost of acquiring dialysis centers has increased. There can be no assurance that the Company will be able to identify, acquire or profitably integrate acquired dialysis centers and nephrology practices. Acquisitions involve a number of risks related to integration, including adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retention, hiring and training of key personnel, including Medical Directors for each dialysis center, some or all of which could have a material adverse effect on the Company's results of operations, financial condition and business. In addition, there can be no assurance that acquired or managed dialysis centers will achieve net revenue and earnings that justify the Company's investment therein or expenses related thereto. In order to implement its growth strategy, the Company may require substantial capital resources and need to incur, from time to time, short- and long-term bank indebtedness. The Company also may need to issue, in public or private transactions, equity or debt securities, the terms of which will depend on market and other conditions. There can be no assurance that any such additional financing will be available on terms acceptable to the Company, if at all. To the extent that the Company is unable to acquire dialysis centers or acquire or manage nephrology practices, to integrate such centers and practices successfully, or to obtain financing on terms acceptable to the Company, its ability to expand its business could be reduced significantly.


RISKS ASSOCIATED WITH LIABILITIES OF ACQUIRED BUSINESSES

         The Company has acquired and will continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations, such as billing and reimbursement, fraud and abuse and similar anti-referral laws. The Company has from time to time identified certain past practices of acquired companies that do not conform to its standards. Although the Company institutes policies designed to conform such practices to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for past activities that may later be asserted to be improper by private plaintiffs or government agencies. Although the Company generally seeks to obtain indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification or, if covered, that the liability sustained will not exceed contractual limits or the financial capacity of the indemnifying party.


DEPENDENCE ON PHYSICIAN REFERRALS

         The Company's dialysis centers depend upon local nephrologists for referrals of ESRD patients for treatment and one or a few physicians typically account for all or a significant portion of the patient referral base at a center. The loss of one or more referring physicians at a particular center could have a material adverse effect on the operations of such center, and the loss of a significant number of referring physicians could have a material adverse effect on the Company's results of operations, financial condition and business. The illegal remuneration provisions of the Social Security Act and similar state laws prohibit the payment of remuneration to induce referrals. Furthermore, in many instances stockholders of the Company are the primary referral sources for the dialysis centers operated by the Company. If such ownership is deemed to violate applicable federal or state law, such physician owners may be forced to dispose of their stock in the Company. The Company cannot predict the effect such disposition would have on its business or stock price.

OPERATIONS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

         The Company is subject to extensive federal, state and local regulation regarding, among other things, fraud and abuse, patient referral, health and safety, environmental compliance and toxic waste disposal. Much of this regulation, particularly in the area of patient referral, is complex and open to differing interpretations. There are two general frameworks under which patient referrals are regulated. First, the illegal remuneration provisions of the Social Security Act make it illegal for any person to, among other things, solicit, offer, receive or pay any remuneration in exchange for referring, or to induce the referral of, a patient for treatment which may be paid for by Medicare, Medicaid or a similar state program. Second, certain provisions contained in the Omnibus Budget Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1993 ("Stark I" and "Stark II," respectively) prohibit physician referrals for clinical laboratory services and "designated health services" (including some of the specific services offered by the Company) to entities with which a physician or an immediate family member has a "financial relationship." These laws contain certain statutory exceptions, and federal agencies have promulgated regulations clarifying certain of these provisions and exceptions and creating certain additional exceptions, or "safe harbors," from such prohibitions. Many states have enacted similar provisions of law, which may not have identical prohibitions or exceptions, but which may apply regardless of whether Medicare or Medicaid funds are involved. However, due to the breadth of the statutory provisions and the absence in many instances of regulations or court decisions addressing the specific arrangements by which the Company conducts its business, it is possible that some of the Company's practices might be challenged under these laws. Violations of the federal laws are punishable by civil sanctions, including disqualification from participation in the Medicare or Medicaid programs, and, in the case of the federal illegal remuneration provisions, criminal sanctions. There can be no assurance that the Company's practices will not be challenged by governmental authorities, or that the Company will not be subject to sanctions under such laws or be required to alter or discontinue certain of its practices. In addition, there can be no assurance that if the Company is required to alter its practices, that it will be able to do so successfully. The occurrence of any of these events may result in a material adverse effect on the Company's net revenues and earnings.

         A number of proposals for health care reform have been made recently to provide greater governmental control of health care spending and to provide broader access to health care services. For example, the Health Insurance Portability and Accountability Act of 1996 ("Kennedy-Kasabaum legislation") was signed into law in August 1996. This law, among other things, provides for insurance portability for individuals who lose or change jobs, limit exclusions for pre-existing conditions, and establish a pilot program for medical savings accounts. It is uncertain what additional health care reform legislation, if any, ultimately will be implemented or whether other changes in the administration or interpretation of governmental health care programs will occur. The Company cannot predict what effect future health care legislation or other changes in the administration or interpretation of governmental health care programs may have on the Company's operations.

SUBSTANTIAL COMPETITION

         The dialysis industry is fragmented and is consolidating rapidly. Accordingly, the industry is highly competitive, particularly from the standpoint of competition for the acquisition of existing dialysis centers and the development of relationships with referring physicians. Many of the Company's competitors have substantially greater financial resources and more established operations and infrastructure than the Company and may compete with the Company for acquisitions of dialysis centers and nephrology practices. In addition, the Company may also experience competition from referring physicians who open their own dialysis centers. There can be no assurance that the Company will be able to compete effectively with any such competitors.

DELAYS AND COSTS OF IMPLEMENTING INTEGRATED OPERATING SYSTEMS

         The Company is in the process of implementing and integrating certain information and operating systems for its centers, all of which have been acquired within the last eighteen months. The Company may experience delays, complications and expenses in implementing, integrating and operating such systems, any of which could have a material adverse effect on the Company's results of operations, financial condition and business. Furthermore, while the Company believes that the technology that it implements will be adequate for the Company's current needs, such systems may require modification, improvement or replacement as the Company expands or if new technologies render the Company's systems obsolete. Such modifications, improvements or replacements may require substantial expenditures to design and implement and may require interruptions in operations during periods of implementation, any of which could have a material adverse effect on the Company's results of operations, financial condition and business.

DEPENDENCE ON KEY PERSONNEL

         The Company is dependent upon the services of certain key executive officers and the Chairman of the Board. The Company's growth will depend in part upon its ability to attract and retain skilled employees, for whom competition is intense. The Company believes that its future success will also depend on its ability to attract and retain qualified physicians to serve as Medical Directors of its dialysis centers. The Company does not carry key-man life insurance on any of its officers. The loss by the Company of any of its executive officers or the Chairman of the Board, or the inability to attract and retain qualified management personnel and Medical Directors, could have a material adverse effect on the Company's results of operations, financial condition and business.

SIGNIFICANT INFLUENCE BY MANAGEMENT AND PHYSICIAN STOCKHOLDERS

         The Company's directors, executive officers and physician stockholders beneficially own approximately 37% of the outstanding shares of Common Stock. The Company's Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting. Although directors, executive officers and physician stockholders do not have any arrangements or understandings among themselves with respect to the voting of the shares of Common Stock beneficially owned by such persons, such persons acting together would be able to significantly influence the election of directors and might be able to approve or disapprove any matter submitted to a vote of stockholders, including a change in control in the Company.

POTENTIAL CONFLICTS OF INTEREST

         The Company is a party to Medical Director agreements with Stephen D. McMurray, M.D., W. Tom Meredith, M.D., Thomas A. Lowery, M.D., John D. Bower, M.D. and Kenneth E. Johnson, M.D., each of whom is a director and stockholder of the Company. In addition, the Company leases space from Dr. Bower, Dr. Lowery, and an entity in which Dr. Meredith owns a one-third interest. The chairman of the Company, Harry R. Jacobson, M.D., serves as Interim Vice Chancellor of Health Affairs at Vanderbilt University, and the Company has an agreement with Vanderbilt University Medical Center to manage its outpatient dialysis facility. The outside interests of these directors may give rise to certain conflicts of interest concerning the fulfillment of their responsibilities as directors of the Company, and such conflicts of interest could result in decisions that may not reflect the interests of all stockholders equally.

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER AND BYLAW PROVISIONS

         The Company's Amended and Restated Certificate of Incorporation and Bylaws contain a number of provisions that could inhibit a change in control of the Company by means of a tender offer, merger, proxy contest or otherwise, including advance notice and super-majority voting provisions, provisions that establish a classified board of directors, and provisions that enable the Board of Directors to issue "blank check" preferred stock. Furthermore, the Company has adopted a Shareholder Protection Rights Agreement, or "poison pill," that would result in significant dilution to any acquiror that would seek to acquire 15% or more of the Company's then outstanding Common Stock without the consent of the Board of Directors.

POSSIBLE VOLATILITY OF STOCK PRICE

         From time to time, there may be significant volatility in the market price of the Common Stock. The stock market has periodically experienced significant price and volume fluctuations, which may be unrelated to the operating performance of particular companies. Factors such as actual or anticipated operating results, growth rates, changes in estimates by analysts, market conditions in the industry, announcements by competitors, regulatory actions and general economic conditions will vary from period to period. As a result of the foregoing, the Company's operating results and prospects from time to time may be below the expectations of the public market analysts and investors. Any such event would likely result in a material adverse effect on the price of the Common Stock. Additionally, future sales of substantial amounts of the Common Stock could adversely affect the market price of the Common Stock.

POTENTIAL ADVERSE MARKET IMPACT OF SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of Common Stock in the public market or the availability of such shares for sale could adversely affect the prevailing market price for the Common Stock. Of the 22,636,205 outstanding shares of Common stock as of August 5, 1997, and after the offering, approximately 11,577,334 of those shares will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. In addition, up to 3,553,311 shares of Common Stock are issuable upon the exercise of options which will be freely tradeable without restriction unless purchased by an "affiliate." The remaining approximately 11,058,871 shares outstanding, plus up to 330,000 shares of Common Stock which may be issued upon exercise of warrants, will become eligible for future sale in the public market in accordance with Rule 144 under the Securities Act, as currently in effect, beginning in February 1998. The Company has granted certain registration rights with respect to shares of Common Stock to the holders of a total of approximately 10,387,119 shares of Common Stock and 330,000 shares issuable upon the conversion of warrants.

                            MERGERS AND ACQUISITIONS


         Effective June 1, 1997, the Company acquired Bay Area Nephrologists, P.A. ("PA"), a Texas professional association and Dialysis Management Corporation ("DMC"), a Texas corporation, pursuant to a merger by which the shareholders of PA and DMC received 814,910 shares of Common Stock in exchange for their shares of stock in PA and DMC (the "Merger"). In connection with such merger, the Company granted the former shareholders of PA and DMC the right to register for resale the shares of Common Stock received by them. The persons who are offering shares of Common Stock pursuant to the Registration Statement of which this Prospectus is a part are referred to herein as the "Selling Shareholders". The Selling Shareholders acquired all shares of Common Stock offered hereby pursuant to the above-referenced merger. Pursuant to certain demand registration rights granted in connection with such merger, the Company agreed to register the shares of Common Stock offered by the Selling Shareholders hereunder.

                              SELLING SHAREHOLDERS

         The following table sets forth (i) the name of each of the Selling Shareholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby, and
(iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder after the completion of the offering.


                                Shares Beneficially                   Beneficially
                                  Owned Before the    Shares Being     Owned After
             Name                    Offering(1)        Offered       the Offering
             ----                    -----------        -------       ------------
        Janis Birchall, M.D.(2)        255,151          125,000          130,151
        Robert E. Lordon, M.D.(3)      255,151          125,000          130,151
        Robert R. Ramirez, M.D.         43,837           21,475           22,362
        Susan Raulie                     5,620            5,620             --
        Clyde E. Rutherford, M.D.(4)   255,151          125,000          130,151
                                       -------          -------          -------
             Total                     814,910          402,095          412,815
                                       =======          =======          =======


(1) Assumes that all of the shares held by the Selling Shareholders and being offered hereby are sold, and that the Selling Shareholders acquire no additional shares of Common Stock prior to completion of this offering. Each Selling Shareholder beneficially owns less than 1% of the total number of shares of Common Stock outstanding.

(2) Dr. Janis Birchall served as President of Bay Area Nephrologists P.A. prior to the acquisition.

(3) Dr. Robert E. Lordon served as Vice-President of Bay Area Nephrologists P.A. prior to the acquisition.

(4) Dr. Clyde E. Rutherford served as Secretary of Bay Area Nephrologists P.A. prior to the acquisition.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest. Such sales may be made from time to time (i) in transactions (which may include block sales) on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, (ii) in negotiated transactions or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares may be sold directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of the exchange or automated interdealer quotation system on which the Common Stock is then listed; and (e) through the writing of options on the Shares. Any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to an underwriter, agent or particular broker-dealer will be negotiated prior to the sale and may be in excess of customary compensation). If required by applicable law at the time a particular offer of Shares is made, the terms and conditions of such transaction will be set forth in a Prospectus Supplement to this Prospectus. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Shareholders and any underwriters, agents or broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. The Company has agreed to bear all expenses in connection with the registration of the shares being offered by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

          Certain legal matters in connection with the Common Stock offered hereby will be passed on for the Company by Alston & Bird LLP, Atlanta, Georgia.

                                     EXPERTS

          The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        The combined financial statements of Indiana Dialysis Services, P.c., et al appearing in Amendment No. 1 to the Company's Current Report on Form 8-K/A for the year ended December 31, 1996, have been audited by Blue & Co., LLC independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

             ===============================================

          NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER TO WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              TABLE OF CONTENTS
                                                        Page
                                                        ----
AVAILABLE INFORMATION                                     2
INCORPORATION OF CERTAIN                                  2
DOCUMENTS BY REFERENCE
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING               3
STATEMENTS
THE COMPANY                                               5
RISK FACTORS                                              6
MERGERS AND ACQUISITIONS                                 12
SELLING SHAREHOLDERS                                     13
PLAN OF DISTRIBUTION                                     14
LEGAL MATTERS                                            14
EXPERTS                                                  15


             ===============================================
             ===============================================







                                 402,095 SHARES


                             RENAL CARE GROUP, INC.



                                  COMMON STOCK












                                   PROSPECTUS
                               OCTOBER   , 1997



             ===============================================

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


          SEC Registration Fee........................................$ 4,042
          Accounting Fees and Expenses................................. 2,500
          Legal Fees and Expenses...................................... 5,000
          Miscellaneous Expenses....................................... 3,000
                    Total.............................................$14,542


          The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear all expenses in connection with the registration of the shares being offered by the Selling Shareholders, except that the Selling Shareholders will bear all underwriting discounts and commissions and transfer taxes, if any. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

Item 15.  Indemnification of Directors and Officers.

          The Company's Amended and Restated Certificate of Incorporation provides that the Company shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify its officers and directors.

          Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually an reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, and no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

          The Company's Amended and Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the General Corporation Law of Delaware, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Item 16. Exhibits.

          The following exhibits are filed as part of the Registration
Statement:

3.1       Amended and Restated Certificate of Incorporation of the Company
          (incorporated by reference to Exhibit No. 3.1 to the Registration
          Statement on Form S-1 (Registration No. 333-80221)).
3.1.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1.2 to the Quarterly Report on Form 10Q for the fiscal quarter ended June 30,
          1997).
3.1.3     Certificate of Designation, Preferences, and Rights of Series A Junior
          Participating Preferred Stock of Renal Care Group, Inc. (incorporated by reference to Exhibit 3.1.3 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997).
3.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit No. 3.2 to the Registration Statement on Form
          S-1 Registration No. 333-80221).
4.2       Specimen stock certificate for the Common Stock of the Company
          (incorporated herein by reference to Exhibit 4.2 to the Registration
          Statement on Form S-1 (Registration No. 333-80221).
5.1       Opinion of Alston & Bird, LLP, including consent.
23.1      Consent of Alston & Bird, LLP (Contained in Exhibit 5.1).
23.2      Consent of Ernst & Young LLP.
23.3      Consent of Blue & Co., LLC.
24.1      Power of Attorney (included on signature page).

Item 17. Undertakings.

         A. RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.); and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PRESONS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     D. PROSPECTUS IN A REGISTRATION STATEMENT AT THE TIME OF EFFECTIVENESS.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on October 6, 1997.

                                     RENAL CARE GROUP, INC.

                                     By: /s/ Sam A. Brooks
                                         ----------------------------------
                                            Sam A. Brooks, Jr., President
                                             and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam A. Brooks, Jr. and Ronald Hinds and each or both of them as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and, in his name, place and stead, in any and all capacities, to sign any and all amendments or post- effective amendments to this Registration Statement, as well any related registration statement, or amendment thereto, filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Sam A. Brooks, Jr.           President, Chief Executive           October 6, 1997
----------------------------     Officer and Director
Sam A. Brooks, Jr.               (Principal Executive Officer)


/s/ Ronald Hinds                 Executive Vice President,            October 6, 1997
----------------------------     Chief Financial Officer
Ronald Hinds                     Secretary/Treasurer (Principal
                                 Financial Officer and Principal
                                 Accounting Officer)


/s/     *                        Director                             October 6, 1997
----------------------------
Joseph C. Hutts


/s/     *                        Director and Chairman                October 6, 1997
----------------------------     of the Board
Harry R. Jacobson, M.D.


/s/     *                        Director                             October 6, 1997
----------------------------
Thomas A. Lowery, M.D.


/s/     *                        Director                             October 6, 1997
----------------------------
John D. Bower, M.D.


/s/     *                        Director                             October 6, 1997
----------------------------
Stephen D. McMurray, M.D.


/s/     *                        Director                             October 6, 1997
----------------------------
W. Tom Meredith, M.D.


/s/     *                        Director                             October 6, 1997
----------------------------
Kenneth Johnson, M.D.


*/s/ Sam A. Brooks, Jr.
----------------------------
by Power of Attorney

                                  EXHIBIT INDEX

Exhibit No.                         Exhibit
3.1       Amended and Restated Certificate of Incorporation of the Company
          (incorporated by reference to Exhibit No. 3.1 to the Registration
          Statement on Form S-1 (Registration No. 333-80221)).

3.1.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1.2 to the Quarterly Report on Form 10Q for the fiscal quarter ended June 30,
          1997).

3.1.3     Certificate of Designation, Preferences, and Rights of Series A Junior
          Participating Preferred Stock of Renal Care Group, Inc. (incorporated by reference to Exhibit 3.1.3 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997).

3.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit No. 3.2 to the Registration Statement on Form S-1
          Registration No. 333-80221).

4.2       Specimen stock certificate for the Common Stock of the Company
          (incorporated herein by reference to Exhibit 4.2 to the Registration
          Statement on Form S-1 (Registration No. 333-80221)).

5.1       Opinion of Alston & Bird, LLP, including consent.

23.1      Consent of Alston & Bird, LLP (Contained in Exhibit 5.1).

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Blue & Co., LLC.

24.1      Power of Attorney (included on signature page).